                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           LENNOX INTERNATIONAL INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

  [X]  No fee required.

  [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


       (1) Title of each class of securities to which transaction applies:

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       (2) Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4) Proposed maximum aggregate value of transaction:

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       (5) Total fee paid:

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  [_]  Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

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       (2) Form, Schedule or Registration Statement No.:

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       (3) Filing Party:

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       (4) Date Filed:

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

                      [LOGO OF LENNOX INTERNATIONAL INC.]
                             2140 Lake Park Blvd.
                            Richardson, Texas 75080

March 27, 2001

Dear Stockholders:

   It is my pleasure to invite you to the 2001 Annual Meeting of Stockholders of Lennox International Inc. The meeting will be held at 9:00 a.m., local time, on Friday, April 27, 2001, at the University of Texas at Dallas Conference Center, Rutford Avenue and Drive A, Richardson, Texas 75083.

   The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business which will be discussed and voted upon during the meeting. It is important that you vote your shares whether or not you plan to attend the meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and to vote your choices. Please sign, date and return the enclosed proxy card in the accompanying envelope, call the toll-free number or vote by Internet as soon as possible. If you attend the meeting and wish to vote in person, the ballot you submit at the meeting will supersede your proxy.

   I look forward to seeing you at the meeting. On behalf of the management and directors of Lennox International Inc., I want to thank you for your continued support and confidence in 2001.

                                          Sincerely,


                                          /s/ John W. Norris, Jr.

                                          John W. Norris, Jr.
                                          Chairman of the Board

                      [LOGO OF LENNOX INTERNATIONAL INC.]
                             2140 Lake Park Blvd.
                            Richardson, Texas 75080

                                March 27, 2001

                               ----------------

                   Notice of Annual Meeting of Stockholders

                         To be held on April 27, 2001

                               ----------------

To Our Stockholders:

   Notice is hereby given that the 2001 Annual Meeting of Stockholders of Lennox International Inc. will be held on April 27, 2001 at 9:00 a.m., local time, at the University of Texas at Dallas Conference Center, Rutford Avenue and Drive A, Richardson, Texas 75083 to:

  . Elect five directors to hold office for a three-year term;

  . Consider and act upon a proposal to amend the Employee Stock Purchase
    Plan to increase the maximum number of shares of common stock available for purchase under such plan; and

  . Transact any other business that may properly come before the meeting.

   A proxy statement, form of proxy, annual report and Form 10-K for the fiscal year ended December 31, 2000 accompany this notice.

   The Board of Directors has determined that owners of record of Lennox common stock at the close of business on March 1, 2001 are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,


                                          /s/ Carl E. Edwards, Jr.

                                          Carl E. Edwards, Jr.
                                          Executive Vice President,
                                          Chief Legal Officer and Secretary

                            Your Vote Is Important


 To be sure your shares are represented at the meeting, please (1) call the toll-free number (800) 840-1208 and follow the prompts, or (2) vote by Internet at http://www.eproxy.com/lii, or (3) complete, date, sign and return your proxy card in the enclosed postage-paid envelope as soon as possible. You may vote in person at the meeting even if you send in your proxy card, vote by telephone or vote by Internet.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Voting Procedures..........................................................   1
Proposal 1: Election of Directors..........................................   1
Proposal 2: Amendment to the Employee Stock Purchase Plan..................   7
Board Organization.........................................................  10
Audit Committee Report.....................................................  11
Directors Compensation.....................................................  12
Compensation Committee Report on Executive Compensation....................  12
Executive Compensation.....................................................  16
Certain Relationships and Related Party Transactions.......................  22
Ownership of Lennox Common Stock...........................................  23
Comparison of Total Stockholder Return.....................................  25
Additional Information.....................................................  25
Appendix A--Audit Committee Charter........................................ A-1

                                PROXY STATEMENT

                               VOTING PROCEDURES

   This proxy statement and the accompanying proxy card are being mailed to Lennox International Inc. stockholders beginning on or about March 28, 2001 in connection with solicitation of proxies by the Lennox Board of Directors for the Annual Meeting of Stockholders to be held on April 27, 2001 at 9:00 a.m., local time, at the University of Texas at Dallas Conference Center, Rutford Avenue and Drive A, Richardson, Texas 75083, and any adjournments thereof.

   If you sign and return the accompanying proxy, you vote by telephone, or you vote by Internet and your proxy is not withdrawn or revoked, your shares will be voted in accordance with your voting instructions. If you sign and return your proxy but do not give voting instructions, your shares will be voted for each proposal as recommended by the Board of Directors.

                       PROPOSAL 1: ELECTION OF DIRECTORS

   The Board of Directors of Lennox currently consists of 15 people, with no vacancies. In accordance with the Bylaws, directors are divided into three classes, as nearly equal in number as possible, each class to serve a three-year term. At the meeting, five directors will be elected to hold office for a three-year term expiring at the 2004 Annual Meeting of Stockholders. Other directors will continue in office, in accordance with their previous election, until the expiration of their classes at the 2002 or 2003 Annual Meeting of Stockholders. It is anticipated that Mr. Donald E. Miller, a continuing director, will be retiring from the Board of Directors in April 2001. The Board of Directors expects to fill the vacancy in accordance with the Bylaws at that time. The Board of Directors thanks Mr. Miller for his fourteen years of dedication and commitment to Lennox.

   Brief biographies for each nominee for director for the three-year term expiring at the 2004 Annual Meeting of Stockholders and for each current director in the classes continuing in office are shown below.

   If you do not wish your shares to be voted for any particular nominee, you may so indicate on the proxy card. If any of these nominees for director becomes unavailable, the persons named in the accompanying proxy may vote for any alternate designated by the present Board of Directors or the number of directors may be reduced.

Nominees for election at this meeting for a term expiring at the 2004 Annual
Meeting:

                         Janet K. Cooper, 47, has served as a
                         Director of Lennox since April 1999. In
                         January 2000, Ms. Cooper was named Chief
                         Financial Officer and Senior Vice President of Finance and Administration of McDATA Corporation, a global leader in open storage networking solutions. From July 1, 2000 to January 2001 she served as Senior Vice President-Finance of Qwest Communications International Inc. From 1998 to 2000 she served as Vice President-- Finance & Controller and Vice President and Treasurer of US West, Inc., a regional Bell operating company. From 1978 to 1998, Ms. Cooper served in various capacities with The Quaker Oats Company, including Vice President, Treasurer & Tax from 1997 to 1998 and Vice President, Treasurer from 1992 to 1997. Ms. Cooper serves on the Board of Directors of The TORO Company, a manufacturer of equipment for lawn and turf care maintenance.
[PICTURE]

                         C. L. (Jerry) Henry, 59, was appointed to serve as a Director of Lennox in July 2000. Since 1996, Mr. Henry has been Chairman, President, and CEO of Johns Manville Corporation, a leading manufacturer of insulation and building products. Prior to his current position with Johns Manville, he had served as Executive Vice President and Chief Financial Officer for E. I. du Pont de Nemours and Company, a global science and technology company.
[PICTURE]

                         Robert E. Schjerven, 58, was named Chief
                         Executive Officer of Lennox in January
                         2001. He has served as a Director of Lennox since January 2001. Prior to his election as Chief Executive Officer of Lennox, he served as Chief Operating Officer of Lennox in 2000 and as President and Chief Operating Officer of Lennox Industries Inc., a subsidiary of Lennox, from 1995 to 2000. He joined Lennox in 1986 as Vice President of Marketing and Engineering for Heatcraft Inc., a subsidiary of Lennox. From 1988 to 1991, he held the position of Vice President and General Manager of Heatcraft. From 1991 to 1995, he served as President and Chief Operating Officer of Armstrong Air Conditioning Inc., also a subsidiary of Lennox. Mr. Schjerven spent the first 20 years of his career with the Trane Company, an HVACR manufacturer, and McQuay-Perfex Inc.
[PICTURE]

                         Terry D. Stinson, 59, has served as a
                         Director of Lennox since 1998. Mr. Stinson has been the Chairman and Chief Executive Officer of Bell Helicopter Textron Inc., the aircraft segment of Textron Inc., a multi-industry corporation, since 1998 and was its President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components for Textron Inc. Prior to that position, he had been the President of Hamilton Standard Division of United Technologies Corporation, a defense supply company, since 1986.
[PICTURE]

                         Richard L. Thompson, 61, has served as a Director of Lennox since 1993. In 1995, Mr. Thompson was named to his present position of Group President and member of the Executive Office of Caterpillar Inc., a manufacturer of construction and mining equipment. He joined Caterpillar in 1983 as Vice President, Customer Services. In 1990, he was appointed President of Solar Turbines Inc., a wholly owned subsidiary of Caterpillar and manufacturer of gas turbines. From 1990 to 1995, he held the role of Vice President of Caterpillar, with responsibility for its worldwide engine business. Previously, he had held the positions of Vice President of Marketing and Vice President and General Manager, Components Operations, with RTE Corporation, a manufacturer of electrical distribution products. Mr. Thompson is a Director of Gardner Denver, Inc., a manufacturer of air compressors, blowers and petroleum pumps.
[PICTURE]

   The Board Of Directors Recommends A Vote "For" Each Of The Above Nominees.

Directors whose terms continue until the 2002 Annual Meeting:

                         David H. Anderson, 59, has served as a
                         Director of Lennox since 1973. Mr. Anderson recently retired from the position of Co-Executive Director of the Santa Barbara Museum of Natural History, a position he held from 1998 to 2000. He formerly had a private law practice specializing in land use and environmental law. Mr. Anderson also serves as legal counsel for a local land conservation organization in Santa Barbara County. He currently serves on the Boards of the California Nature Conservancy and the Land Trust Alliance and as Chairman of the Santa Barbara Foundation and the Lennox Foundation.
[PICTURE]

                         Thomas W. Booth, 43, has served as a
                         Director of Lennox since April 1999. Since
                         December 1999, Mr. Booth has been the Vice
                         President, Business Development, and from
                         1997 to December 1999 was Director,
                         Business Development, of Heatcraft Inc. Mr.
                         Booth joined Lennox in 1984 and has served in various capacities including as District Manager for the Baltimore/Virginia sales branch of Lennox Industries from 1994 to 1997.
[PICTURE]

                         James J. Byrne, 65, has served as a
                         Director of Lennox since 1990. He has been Chairman of the Board and Chief Executive Officer of OpenConnect Systems Incorporated, a developer of computer software products, since 1999. In addition, he serves as Chairman of Byrne Technology Partners, Ltd., a management services company for technology companies, a position he has held since 1996. Prior to his current role, he held a number of positions in the technology industry, including President of Harris Adacom Corporation, a network products and services company, Senior Vice President of United Technologies Corporation's
                         Semiconductor Operation and President of the North American Group of Mohawk Data Sciences, a manufacturer of distributed computer products. Mr. Byrne began his career with General Electric Company.
[PICTURE]

                         Donald E. Miller, 70, has served as a
                         Director of Lennox since 1987. Mr. Miller spent his 35-year career with The Gates Corporation, an industrial and automotive rubber products manufacturer. He retired as Vice Chairman of that company in 1996. From 1987 until 1994 he held the position of President and Chief Operating Officer of The Gates Corporation. Mr. Miller serves on the Board of Directors of Sentry Insurance Corporation, a mutual insurance company, Chateau Communities Inc., a real estate investment trust, and CoorsTek Inc., a manufacturer of ceramic components for automotive and industrial applications.
[PICTURE]

                         John W. Norris, Jr., 65, was elected
                         Chairman of the Board of Directors of
                         Lennox in 1991. He has served as a Director of Lennox since 1966. After joining Lennox in 1960, Mr. Norris held a variety of key positions including Vice President of Marketing, President of Lennox Industries (Canada) Ltd., a subsidiary of Lennox, and Corporate Senior Vice President. He became President of Lennox in 1977 and was appointed President and Chief Executive Officer of Lennox in 1980. Mr. Norris is on the Board of Directors of the Air-Conditioning & Refrigeration Institute, of which he was Chairman in 1986. He is also an active Board member of the Gas Appliance Manufacturers Association, where he was Chairman from 1980 to 1981. He also serves as a Director of AmerUs Life Holdings, Inc., a life insurance and annuity company, and the Metroplex Regional Advisory Board of The Chase Manhattan Bank.
[PICTURE]

Directors whose terms continue until the 2003 Annual Meeting:

                         Linda G. Alvarado, 49, has served as a
                         Director of Lennox since 1987. She is
                         President of Alvarado Construction, Inc. a general contracting firm specializing in commercial, government and industrial construction and environmental remediation projects, and has held this position since 1976. She currently serves on the Board of Directors of Qwest Communications International Inc., a telecommunications company, Pepsi Bottling Group, a soft drink and beverage company, and Pitney Bowes Inc., an office equipment and services company, and is part owner of the Colorado Rockies Baseball Club.
[PICTURE]

                         Richard W. Booth, 69, has served as a
                         Director of Lennox since 1966. Mr. Booth retired from Lennox in 1992 as Executive Vice President, Administration and Secretary, a position he had held since 1983. Mr. Booth held a variety of key positions after joining Lennox in 1954. He serves on the Board of Directors of Employers Mutual Casualty Company, a casualty insurance company, and is a member of the Board of Trustees of Grinnell College.
[PICTURE]

                         David V. Brown, 53, has served as a Director of Lennox since 1989. Dr. Brown owns the Plantation Farm Camp, a working 500-acre ranch with livestock that provides learning in a farm setting for children. He is currently serving on the Strategic Planning Board of the Western Association of Independent Camps, an educational organization for training camp directors and owners.
[PICTURE]

                         John E. Major, 55, has served as a Director
                         of Lennox since 1993. Mr. Major became Chief
                         Executive Officer of Novatel Wireless, Inc.,
                         a leading provider of wireless Internet
                         solutions, in 2000. Prior to joining Novatel,
                         he was Chief Executive Officer of the
                         Wireless Internet Solutions Group, a
                         consulting and investment strategy business
                         focused on the convergence of the telecom and
                         Internet industries, from 1999 to 2000. He
                         was Chairman, Chief Executive Officer and
                         President of Wireless Knowledge, a QUALCOMM
                         Incorporated and Microsoft joint venture,
                         which operates a network operation center,
                         from 1998 to 1999. Prior to that, he was
                         Executive Vice President of QUALCOMM and
                         President of its Wireless Infrastructure
                         Division. Prior to joining QUALCOMM in 1997,
                         Mr. Major served most recently as Senior Vice
                         President and Staff Chief Technical Officer
                         at Motorola, Inc., a manufacturer of
                         telecommunications equipment, and as Senior
                         Vice President and General Manager for
                         Motorola's Worldwide Systems Group of the
                         Land Mobile Products Sector. Mr. Major
                         currently serves on the Board of Directors of
[PICTURE]                Littlefuse, Inc., a manufacturer of fuses,
                         Verilink Corporation, a manufacturer of
                         network access devices, Identix Incorporated, a manufacturer of biometric access solutions, Advanced Remote Communication Solutions, Inc.
                         (ARCOMS), a technology development company, and Novatel Wireless, Inc.

                         William G. Roth, 62, has served as a
                         Director since April 2000. He served as
                         Chairman of the Board of Directors of Dravo
                         Corporation, a natural resources company
                         that is the largest producer of lime in the
                         United States, from 1989 to 1994. Mr. Roth
                         also served as Chief Executive Officer of
                         Dravo Corporation from 1987 to 1989. From
                         1985 to 1987, Mr. Roth served as President,
                         Chief Operating Officer and a Director of
                         American Standard, Inc., a worldwide
                         manufacturer of air conditioning, plumbing
                         and transportation system products. From
                         1978 to 1985, Mr. Roth served as Chairman
                         and Chief Executive Officer of The Trane
                         Company, an international manufacturer and
                         marketer of HVAC systems. Mr. Roth
                         currently serves as a Director of Amcast
                         Industrial Corporation, a manufacturer of
                         technology intensive metal products. He
                         also previously served as a Director of
                         Service Experts, Inc., which was acquired
                         by Lennox in January 2000. Mr. Roth was
                         nominated by Lennox pursuant to the
                         acquisition agreement between Lennox and
                         Service Experts, and was elected to the
[PICTURE]                Board of Directors of Lennox at the 2000
                         Annual Meeting of Stockholders.

   John W. Norris, Jr., Richard W. Booth, David H. Anderson and David V. Brown are all grandchildren of D.W. Norris, the founder of Lennox, and Thomas W. Booth is a great grandchild of D.W. Norris. John W. Norris, Jr., David V. Brown, Richard W. Booth and David H. Anderson are first cousins. Richard W. Booth is the father of Thomas W. Booth.

           PROPOSAL 2: AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

Reasons for the Amendment

   The Board of Directors believes that the availability of an opportunity to purchase shares under the Employee Stock Purchase Plan, as amended (the "Purchase Plan"), at a discount from market price is important to attracting and retaining qualified officers and employees essential to the success of Lennox, and that stock ownership is important to providing such persons with incentive to perform in the best interest of Lennox. Accordingly, in 1998, the Board of Directors adopted the Purchase Plan and later amended the Purchase Plan in 1999, subject to stockholder approval, which approval was obtained in 1999. An aggregate of 825,000 shares of Lennox common stock was originally authorized for purchase and issuance pursuant to the Purchase Plan. As of December 31, 2000 approximately 15,715 shares remained available for future issuance under the Purchase Plan. Therefore, in December 2000, subject to stockholder approval, the Board of Directors increased the number of shares authorized for issuance under the Purchase Plan by 1,750,000 shares to an aggregate of 2,575,000 shares. The stockholders are now being requested to approve the increase in the Purchase Plan reserve at the Annual Meeting.

Description of the Purchase Plan

   The following summary of the principal features of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request to the Secretary of Lennox, 2140 Lake Park Blvd., Richardson, Texas 75080.

   General. The Purchase Plan became effective in July 1999. The purpose of the Purchase Plan is to encourage and assist all eligible employees of Lennox and its subsidiaries ("Employees") to acquire an equity interest in Lennox through the purchase of shares of common stock. The Purchase Plan enables employees to purchase common stock at a discount to market price through regular payroll deductions. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

   Shares Subject to Plan. Currently, a maximum of 825,000 of Lennox' authorized but unissued or reacquired shares of common stock may be issued under the Purchase Plan, subject to appropriate adjustment in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in Lennox' capital structure or in the event of any merger, sale of assets or other reorganization of Lennox. In December 2000, the Board of Directors, subject to stockholder approval, amended the Purchase Plan to increase its share reserve by 1,750,000 shares to an aggregate of 2,575,000 shares.

   Administration and Eligibility. The Purchase Plan is administered and interpreted by the Compensation Committee of the Board of Directors. Any Employee of Lennox or any participating subsidiary is eligible to participate in the Purchase Plan; provided, however, that Employees who are customarily employed less than 20 hours per week or less than five months per year are not eligible. Furthermore, no Employee is eligible to participate in the Purchase Plan who would own, after purchasing common stock subject to options, shares of capital stock representing 5% or more of the total combined voting power of Lennox or any subsidiary.

   Method of Payment. Payment for shares is to be made as of the applicable "Purchase Date" through payroll deductions on an after-tax basis (with no right of prepayment) over the Purchase Plan's designated purchase period (the "Purchase Period"), with the first such deduction commencing as soon as administratively practicable following the enrollment date and after the Employee has satisfied the enrollment requirements. Each Purchase Period under the Purchase Plan is for a period of six months beginning on each January 1 and July 1 and ending on the following June 30 or December 31 or such other period as the Compensation Committee may prescribe. Each participating Employee ("Participant") may elect to make contributions each pay period in amounts not less than one percent of compensation and not more than 10 percent of compensation (or such other percentages as the Compensation Committee may establish from time to time before an enrollment date for all purchases to occur during the relevant Purchase Period). For all purposes of the Purchase Plan, compensation shall mean salary or wages plus bonuses, overtime and any commissions paid. In establishing other percentages of permitted contributions, the Compensation Committee may take into account the "Maximum Share Limitation", as defined below. The rate of contribution shall be designated by the Participant at the time of enrollment.

   A Participant may elect to increase or decrease the rate of contribution, effective as of the first day of any Purchase Period, or suspend payroll deductions at any time during the Purchase Period, in accordance with the terms and conditions of the Purchase Plan. Except in the case of a Participant's suspension of payroll deductions or termination of employment, and subject in all cases to the Maximum Share Limitation, the amount in a Participant's account at the end of the Purchase Period will be applied to the purchase of common stock.

   Purchase of Shares. The right to purchase shares of common stock granted by Lennox under the Purchase Plan is for the term of a Purchase Period. The fair market value of the common stock ("Fair Market Value") to be purchased during such Purchase Period will be determined first as the closing composite sales price per share of the common stock in the New York Stock Exchange Composite Transactions Quotations on the first trading days of the calendar months of January and July, or such other trading dates designated by the Compensation Committee (the "Grant Date"). The Fair Market Value of the common stock will again be determined in the same manner on the last trading days of the calendar months of June and December, or such other trading dates designated by the Compensation Committee (the "Purchase Date"), in accordance with the Purchase Plan. The right to purchase shares (taken together with all other such rights then outstanding under this Plan and under any other similar stock purchase plans of Lennox) will in no event give the Participant the right to purchase a number of shares during a calendar year in excess of the number of shares of common stock derived by dividing $25,000 by the Fair Market Value of the common stock (the "Maximum Share Limitation") on the applicable Grant Date. The right to purchase shares will in all respects be subject to the terms and conditions of the Purchase Plan, as interpreted by the Compensation Committee from time to time.

   As of the Purchase Date, the Compensation Committee applies the funds then credited to each Participant's account to the purchase of shares of common stock. The cost to the Participant for the shares purchased during a Purchase Period shall be the lower of: (i) 85 percent (85%) of the Fair Market Value of common stock on the Grant Date; or (ii) 85 percent (85%) of the Fair Market Value of common stock on the Purchase Date. In the case of any Participant whose compensation is not paid in U.S. dollars, amounts accumulated in such Participants' account are converted into U.S. dollars on each Purchase Date by reference to the New York foreign exchange selling rates reported in The Wall Street Journal for the last business day immediately preceding such Purchase Date.

   If, as of any Purchase Date the shares authorized for purchase under the Purchase Plan are exceeded, enrollments are reduced proportionately to eliminate the excess. Any funds that cannot be applied to the purchase of shares due to excess enrollment are refunded as soon as administratively practicable. The Compensation Committee in its discretion may also provide that excess enrollments may be carried over to the next Purchase Period under the Purchase Plan or any successor plan according to the regulations set forth under Section 423 of the Code.

   Withdrawal of Shares and Sale of Shares. A Participant may elect to withdraw at any time (without withdrawing from participation in the Purchase
Plan) shares that have been held in his account for at least 18 months by giving notice to the person designated by the Compensation Committee in the appropriate manner. Notwithstanding anything in the Purchase Plan to the contrary, a Participant may sell shares that are held in his account, including shares that have been held in his account for less than 18 months, by giving notice to such designated person. Any sale will be deemed to occur on the last business day of the month in which the Participant provides such notice or at such other time as the Compensation Committee shall establish. The proceeds of any such sale less any associated commissions and required withholding for taxes, are paid to the Participant as soon as practicable after the sale.

   Termination of Participation. The right to participate in the Purchase Plan terminates immediately when a Participant ceases to be employed by Lennox for any reason whatsoever (other than the death of the Participant, but including retirement and disability) or the Participant otherwise becomes ineligible. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Purchase Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Purchase Plan for the next Purchase Period.

   Modification or Termination. The Board of Directors may amend or terminate the Purchase Plan at any time insofar as permitted by law. No amendment shall be effective unless within one year of the time it is adopted by the Board of Directors it is approved by the holders of a majority of outstanding shares of common stock, if and to the extent such amendment is required to be approved by stockholders in order to cause the rights granted under the Purchase Plan to purchase shares of common stock to meet the requirements of Section 423 of the Code (or any successor provision).

   The Purchase Plan shall terminate after all common stock authorized for issuance under the Purchase Plan has been purchased, unless terminated earlier by the Board of Directors or unless additional common stock is authorized for issuance under the Purchase Plan with the approval of Lennox' stockholders. In the event the Purchase Plan is terminated, the Compensation Committee may elect to terminate all outstanding rights to purchase shares under the Purchase Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Compensation Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Purchase Plan are terminated prior to expiration, all funds contributed to the Purchase Plan which have not been used to purchase shares shall be returned to the Participants as soon as administratively practicable.

   Summary of United States Federal Income Tax Consequences. The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

   A Participant does not incur any federal income tax liability on the purchase of common stock under the Purchase Plan. Upon a subsequent sale of the common stock after the required holding period (two (2) years after the purchase right is granted and one (1) year after the purchase of the shares) or upon death, a Participant will realize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the common stock at date of disposition or death over the amount paid for the common stock or
(b) the excess of the fair market value of the common stock at the Grant Date over the amount paid for the common stock; the Participant will realize capital gain on any additional difference between the disposition price of the common stock and the amount paid for the common stock. Upon early disposition of any of the common stock (if the holding period requirements are not met), the Participant disposing of the common stock will have ordinary income in an amount equal to the difference between the amount paid for the common stock and the fair market value of the common stock at the date the common stock was purchased (and Lennox will have a corresponding deduction). Any remaining gain on such disposition will be taxable as a capital gain. Any loss on disposition would be a capital loss. Dividends paid under the Purchase Plan are taxable income to the Participant when such dividends are paid.

   Lennox intends that the Purchase Plan will constitute an "employee stock purchase plan" under the provisions of Section 423 of the Code. The Purchase Plan is not qualified under Section 401(a) of the Code.

                The Board Of Directors Recommends A Vote "For"
              The Amendment To The Employee Stock Purchase Plan.

                              BOARD ORGANIZATION

Board Committees

   The Lennox Board of Directors has established an Audit Committee, Acquisition Committee, Board Operations Committee, Human Resource Committee, Compensation Committee and a Pension and Risk Management Committee. The Board of Directors held six meetings in 2000. All directors attended at least 75% of Board and Committee meetings they were scheduled to attend.

   The Audit Committee is responsible for meeting with management and Lennox' independent accountants to determine the adequacy of internal controls and other financial reporting matters. It met four times in 2000. The following directors currently serve on the Audit Committee: John E. Major (chair), Janet
K. Cooper, C. L. (Jerry) Henry, Donald E. Miller and Terry D. Stinson. Additional information concerning the Audit Committee is set forth below under "Audit Committee Report."

   The Acquisition Committee is responsible for evaluating potential acquisitions and making recommendations on proposed acquisitions. It did not meet in 2000. The following directors currently serve on the Acquisition
Committee: James J. Byrne (chair), David H. Anderson, Richard W. Booth, Janet
K. Cooper, Terry D. Stinson and Richard L. Thompson.

   The Board Operations Committee is responsible for making recommendations on the election of directors and officers, the number of directors, and other matters pertaining to the operations of Lennox Board of Directors. It met four times in 2000. The following directors currently serve on the Board Operations
Committee: Terry D. Stinson (chair), Thomas W. Booth, David V. Brown, Janet K. Cooper and William G. Roth. This Committee considers suggestions from stockholders and other sources regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of Lennox.

   The Human Resource Committee is responsible for succession planning, management development programs and other human resource matters. It met two times in 2000. The following directors currently serve on the Human Resource
Committee: James J. Byrne (chair), Linda G. Alvarado, David V. Brown, John E. Major and Richard L. Thompson.

   The Compensation Committee is responsible for evaluating the performance of Lennox' Chairman of the Board and Chief Executive Officer, making recommendations with respect to the salary of Lennox' Chairman of the Board and Chief Executive Officer, reviewing and approving the compensation of executive staff members, approving the compensation for non-employee directors and committee members, approving stock options for senior management, approving all employee benefit plan designs and other matters relating to the compensation of Lennox' directors, officers and employees. It met five times in 2000. The following directors currently serve on the Compensation
Committee: Richard L. Thompson (chair), Linda G. Alvarado, James J. Byrne and John E. Major.

   The Pension and Risk Management Committee is responsible for overseeing the administration of Lennox' pension and profit sharing plans, overseeing matters relating to Lennox' insurance coverage, reviewing matters of legal liability and environmental issues, and other matters relating to risk management. It met two times in 2000. The following directors currently serve on the Pension and Risk Management Committee: David H. Anderson (chair), Richard W. Booth, Thomas W. Booth and Donald E. Miller.

                            AUDIT COMMITTEE REPORT

   Audit Committee Charter. Lennox' Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors in April 2000, a copy of which is attached as Appendix A. The Audit Committee consists solely of independent members of the Board of Directors. The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing Lennox' financial reporting process, the system of internal control, the audit process, and Lennox' process for monitoring compliance with laws and regulations and Lennox' policies. In performing its role, the Audit Committee maintains effective working relationships with the Board of Directors, management, the internal auditors and the independent accountants. As set forth in the Charter, Lennox management is responsible for the preparation, presentation and integrity of Lennox' financial statements, Lennox' accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for auditing Lennox' financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

   Auditor Independence. In the performance of its oversight function, the Audit Committee has reviewed and discussed the quarterly and audited financial statements, including the quality of accounting principles, with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent accountants the independent accountant's independence and considered the compatibility of non-audit services with the auditors' independence.

   Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audits of Lennox' financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Lennox' accountants are in fact "independent".

   Audit Committee Recommendation. Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Lennox' Annual Report on Form 10-K for the year ended December 31, 2000.

   Disclosure of Fees. The following table sets forth the aggregate fees billed by Arthur Andersen LLP, independent accountants for Lennox' most recent fiscal year, for professional services rendered for: (i) the audit of Lennox' annual financial statements and the review of financial statements included in Lennox' reports to stockholders; (ii) financial information systems design and implementation services provided to Lennox; and (iii) all other services provided to Lennox.

   Audit Fees......................................................... $793,000
   Financial Information Systems Design and Implementation Fees....... $      0
   All Other Fees..................................................... $794,000

   Submitted by the Audit Committee of the Board of Directors:

         John E. Major (chair) Janet K. CooperC. L. (Jerry) Henry
         Donald E. Miller Terry D. Stinson

                            DIRECTORS COMPENSATION

   Directors who are employees of Lennox do not receive additional compensation for positions on the Board of Directors. In 2000, there were two employee board members: Messrs. John W. Norris, Jr., Chairman of the Board and Chief Executive Officer, and Thomas W. Booth, Vice President, Advanced Heat Transfer, Heatcraft Inc. The 2000 compensation package for all other directors included an annual retainer of $25,000 in cash and $10,000 in common stock for Board of Directors and committee service, an annual retainer of $4,000 in cash for serving as a committee chair and a fee of $1,000, or $500 in the event of a telephonic meeting, in cash for attending each meeting day of the Board of Directors or any committee of the Board. Board members may elect to receive the cash portion of their annual retainer in cash or shares of common stock. Directors may defer 25% or more of their annual cash retainer in an interest bearing account. All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or a committee of the Board.

   In addition, each non-employee director may periodically, under the 1998 Incentive Plan of Lennox International Inc. (the "Plan"), administered by the Board of Directors, receive options to purchase shares of common stock at an exercise price equal to the fair market value of such shares at the date of grant. In 2000, each non-employee director was awarded 15,131 options to purchase stock. Under the Plan, options are non-qualified, and no such options awarded in any given year shall provide for the purchase of more than 16,500 shares of common stock. All options awarded to directors in 2000 have a term of seven years and vest and become exercisable in increments of one-third on each of the three succeeding anniversaries after the date of grant. If a director resigns, unvested options are forfeited unless a majority of the remaining board members decides otherwise.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Philosophy and Policy

   Executive compensation is administered by the Compensation Committee of the Lennox Board of Directors (the "Committee"), which is composed of the four outside board members listed below. This report defines the philosophy and describes the decisions made by the Committee during 2000 with respect to the executive officers. It is the Committee's goal to establish executive compensation programs which deliver total pay linked to overall business results and, therefore, attract, motivate and retain highly skilled executives whose performance and contributions result in increased stockholder value. To that end, Lennox maintains a pay-for-performance compensation philosophy to pay market-competitive base salaries, while also delivering variable pay which is directly linked to the achievement of company performance measurements and to the performance and contribution of the individual. In addition to the base salary program, Lennox' variable pay programs include both short- and long-term incentive compensation vehicles.

   In order to evaluate the competitiveness of the executive total compensation program, the Committee has periodically engaged nationally recognized human resources consulting firms to conduct market analyses of the company's executive pay programs and practices. The Committee emphasizes delivering market-competitive and flexible total compensation to support the company's business objectives. Lennox' executive pay is compared to a group of companies similar to Lennox, although not necessarily the same companies included in the peer group in the performance graph in this proxy statement.

Base Salary

 Executive Officers

   Lennox' executive base salary program is designed to be competitive with the marketplace. In 2000, the Committee administered the officers' base salaries within an executive broad band salary range to provide flexibility to reward executive development, support succession planning and aid in executive recruiting. Market-competitive values from the consultant's market analysis were assigned to each specific position within the broad band. The analysis showed that overall base salaries for executive officers, including Mr. Norris, were somewhat below market averages. For 2000, the Committee reviewed the base salary of each executive officer in relationship to the consultant's market data for the specific position, assessed the individual's performance relative to previously established objectives and also made subjective determinations regarding the individual's contributions before adjusting base salaries. After these adjustments, executive salaries were competitive in the market and commensurate with the experience and performance contributions of the executive officers.

 Chief Executive Officer

   In determining Mr. Norris' 2000 base salary, the Committee reviewed the results of the consultant's market analysis for the CEO position. For 2000, Mr. Norris' base salary was $800,004, an amount approximating the market value from the consultant's analysis. Positioning Mr. Norris' 2000 base salary near the market value reflects the Committee's support of Lennox' philosophy of paying its executives a market-competitive base salary and the Committee's assessment of Mr. Norris' performance during the prior year. Some of the significant achievements considered included:

  . Lennox continued the execution of its international growth strategy.

  . Major progress was made domestically in penetrating North American markets.

  . Supporting Lennox' domestic growth strategy, several successful U.S.
    acquisitions occurred, the largest of which was the expansion into the retail industry through the acquisition of HVAC dealers.

  . Mr. Norris and his team worked diligently to demonstrate improved results to Lennox' stockholders and to the investment community to reverse the disappointing market valuation evidenced by the decline of the stock price since the Lennox initial public offering.

Short-Term Incentive Compensation

 Executive Officers

   Based on the consultant's market analysis, the Committee administered short-term incentive opportunity through a program dependent on the achievement of company financial objectives for those individuals who most directly influence performance results and thereby supported the following strategic objectives:

  . maintain competitive total executive compensation;

  . align executive reward programs with the success of the company;

  . attract top executive talent to support organizational growth and expansion;

  . ensure equity among internal position values; and

  . implement "best practices" in the area of executive compensation.

   In 2000, executive officers and the Chief Executive Officer participated in two annual variable pay programs:

  . The major business units within Lennox each have a broad-based variable pay program in which the respective chief operating officer managing the business unit participates. Each unit chief operating officer, in conjunction with the Chief Executive Officer, determines the financial measurements and standards for that business unit's program. In 2000, for company performance levels, the programs generated cash payouts ranging from 0% to 7.2% of annualized base earnings, and were adjusted for individual performance levels.

  . Each year, the Chief Executive Officer recommends and the Committee approves the performance measurements and targets for the short-term incentive programs. The 2000 short-term incentive program measurements for named executives consisted of sales growth, earnings before interest and taxes and working capital. Threshold, target and maximum performance levels were defined, and target bonus award levels were established for each executive officer. Target incentive award opportunity for the named executive officers ranged from 65% to 75% of their base salary. Executive officers who were also chief operating officers of a business unit have 75% of the target based on their business unit results and 25% based on aggregate Lennox results. One-half of the target payment could be made upon achievement of the minimum performance measurement and up to one and one-half of the target payment could be made upon achievement of the maximum performance measurement. Additionally, the working capital performance measurement functioned as a multiplier of 50% to 150% of the incentive payment determined based on the other measurements. If the profitability minimum was not met, there would not be an incentive payment, regardless if other measurements of the program were achieved. The Committee determined that, due to an executive reorganization in mid-2000, named executives whose position changed and resulted in being measured in two different business units' short-term incentive programs in 2000 were paid the higher of two calculations: (1) as if they were in their original program for the entire year, or (2) a prorated calculation accounting for the time in each position. Overall Lennox corporate performance resulted in a threshold payment for those named executives in the corporate short-term incentive program.

 Chief Executive Officer

   Mr. Norris also participated in the two annual pay programs listed above. Prior to the beginning of 2000, the Committee and the Human Resource Committee of the Board of Directors, along with Mr. Norris, determined his performance goals and their expectations for 2000. The Committee's assessment of Mr. Norris' 2000 performance results included the following:

  . Lennox continued its North American growth strategy with the January 2000 acquisition of a major network of HVAC dealers.

  . Throughout 2000, the Lennox executive team focused on integration issues related to recent acquisitions.

  . Mr. Norris successfully executed a mid-year reorganization to support
    Lennox' worldwide organization strategy.

  . In mid-2000, Mr. Norris, in support of Lennox' newly-created worldwide organization and its leadership succession strategy, appointed Mr. Robert
    E. Schjerven to the new position of Chief Operating Officer of Lennox International Inc. The appointment was subsequently approved by the Board of Directors.

   Due to an unfavorable weather cycle, an economic downturn, and a slower than anticipated rate of improvement in the integration of acquired businesses, Lennox' overall financial performance results for 2000 were below target. Therefore, Mr. Norris recommended that he not accept a short-term incentive payment for 2000. The Committee accepted that recommendation.

Long-Term Incentive Compensation

   Lennox' executive long-term incentive compensation program is comprised of two vehicles: stock options and performance share awards. Their purpose is to foster and enhance the long-term profitability of the company for the benefit of its stockholders by offering the incentive of long-term rewards to those executives who have proprietary interest in the growth and performance of the company and who have the principal responsibility for long-term profitability of Lennox.

 Executive Officers

   Stock Options--Based on internal affordability factors, market-competitive practices outlined in the consultant's market study, and using the Black-Scholes model to determine a market-competitive award value, the Committee reviews and determines annually Lennox' stock option award levels for executive officers. The 2000 award was in the form of non-qualified stock options, exercisable at the fair market value on the grant date and vesting ratably over three years. Options granted in 2000 expire seven years from the date of grant.

   Performance Share Awards--Based on internal affordability factors and market-competitive practices outlined in the consultant's market study, the Committee reviews and determines annually Lennox' Performance

Share Program ("PSP") award levels for executive officers. Awards are made in December for a performance period beginning the following January 1. The performance period for the PSP consists of three consecutive fiscal years commencing each January 1. Minimum, target and maximum performance standard levels, ranging from 50% to 200% of target are established, the achievement of which earns a lesser or greater multiplier of a contingent award granted at the beginning of the three-year period. For awards made in December 2000, the 2001-2003 financial measurement is return on invested capital expressed as a three-year average over the performance period. Contingent awards are expressed in shares of the company's common stock. At the end of the performance period the earned share awards are calculated by applying the performance standards for such period to the contingent share award. Current stock holdings of the executives were not considered when determining the size of the 2000 contingent awards.

   The 2001--2003 PSP earned awards will be in the form of restricted stock with the following provisions:

  . Contingent shares awarded at the beginning of the three-year performance period will vest after 10 years; i.e., even if the threshold performance targets are not met, participants will receive the contingent award at 10 years after the grant date, providing they are still employed with the company.

  . If, at the end of the three-year performance period, actual performance is above threshold but below target, participants will receive only that portion of the contingent shares relative to the actual performance results at the end of the performance period. Those shares are fully-vested at the time of payout.

  . The remainder of the contingent shares to target will be vested and paid out after an additional seven years (10 years from date of grant), providing the participant is still employed.

  . If targets are exceeded at the end of the three-year performance period, full payouts will occur and there will be no remaining shares to be vested at a later time.

 Chief Executive Officer

   Stock Options--Based on internal affordability factors, market-competitive practices outlined in the consultant's market study, and using the Black-Scholes model to determine a market-competitive award value for the Chief Executive Officer, the Committee reviews and determines annually Mr. Norris' stock option award. In 2000, Mr. Norris received an award of 149,982 non-qualified stock options, exercisable at the fair market value on the grant date and vesting ratably over three years. Options granted in 2000 expire seven years from the date of grant.

   Performance Share Awards--In December 2000, the Committee awarded Mr. Norris a performance share award under Lennox' 2001--2003 PSP as outlined above. The contingent award level of 48,451 shares was based on internal affordability factors and market-competitive practices as depicted in the consultant's market study. Mr. Norris' earned award in the 2001--2003 program will occur at the end of the three-year performance period and will be determined by attainment of the program's financial goals and company performance.

Policy for Compliance with Section 162(m)

   Section 162(m) of the Internal Revenue Code, as amended, limits a company's ability to deduct compensation paid in excess of $1 million to the Chief Executive Officer and the next four highest paid executives, unless the compensation meets certain stockholder approved performance requirements. It is the company's intent to make awards that qualify as deductible compensation under section 162(m) of such Code whenever possible. However, where granting awards is consistent with the strategic business goals of the company, the Committee reserves the right to make awards that are non-deductible.

   The following individuals who served on the Compensation Committee of the Board of Directors during 2000 submit this report on Lennox' executive compensation programs:

                    Richard L. Thompson (chair) Linda G. Alvarado
                    James J. Byrne John E. Major

                            EXECUTIVE COMPENSATION

   Effective July 1, 2000, there was an executive reorganization in support of Lennox' worldwide business strategy. Named officers who were impacted included: Robert E. Schjerven, formerly President and Chief Operating Officer, Lennox Industries Inc., became Chief Operating Officer of Lennox; H. E. French, formerly President and Chief Operating Officer, Heatcraft Inc., became Executive Vice President and Chief Technology Officer of Lennox; and Harry J. Ashenhurst, formerly Executive Vice President, Human Resources and Administration, became Executive Vice President and Chief Administrative Officer of Lennox.

   The following table sets forth information on compensation earned in 2000, 1999 and 1998 by Lennox' Chief Executive Officer and its four other most highly compensated executive officers, such individuals sometimes being referred to as the "named executive officers".

                          Summary Compensation Table

                                                        Long-Term Compensation
                                                  ----------------------------------
                                                          Awards           Payouts
                                                  ----------------------- ----------
                                                              Securities
                              Annual Compensation Restricted  Underlying
                              -------------------   Stock    Options/SARs    LTIP        All Other
                         Year  Salary   Bonus(1)  Awards(2)    Granted    Payouts(3)  Compensation(4)
                         ---- -------- ---------- ---------- ------------ ----------  ---------------
John W. Norris, Jr.      2000 $800,004 $        0 $  396,693    149,982   $   90,448     $142,513
 Chairman of the Board   1999  743,076    745,288    945,335    260,839            0      304,382
 and Chief Executive
  Officer                1998  648,660  1,130,003  1,960,304    148,500    2,043,909      146,600

Robert E. Schjerven      2000  512,050    158,245    793,377    299,965       35,674       75,140
 Chief Operating
  Officer,               1999  352,200    310,344    362,800    100,104            0      113,215
 Lennox International
  Inc.                   1998  335,400    323,562    739,038     49,500      750,994       86,656

H.E. French              2000  360,810    253,025    327,500     60,773       28,090       56,313
 Executive Vice
  President and          1999  328,008    245,596    191,520     52,846            0      106,987
 Chief Technology
  Officer                1998  309,852    328,902    502,320     36,300      595,940       80,389

Harry J. Ashenhurst      2000  330,342    162,361    327,500     60,773       23,314       61,471
 Executive Vice
  President              1999  285,924    254,150    191,520     52,846            0       96,961
 and Chief
  Administrative Officer 1998  243,480    291,406    491,646     36,300      509,779       54,367

Clyde W. Wyant           2000  365,400    124,755          0          0       34,550       59,041
 Executive Vice
  President and          1999  305,880    269,539    191,520     52,846            0      106,354
 Chief Financial Officer 1998  291,300    348,639    516,672     36,300      718,883       67,645

--------
(1) Includes annual incentive payments for the respective year from annual variable pay plans and other bonuses.
(2) Represents performance share awards of the following number of shares of restricted Lennox common stock granted pursuant to the Plan multiplied by the stock price on the grant date. In December 2000 at a stock price of $8.1875 per share, Mr. Norris received 48,451 shares; Mr. Schjerven received 96,901 shares; Messrs. French and Ashenhurst each received 40,000 shares; Mr. Wyant, retiring in December 2000, received 0 shares. For the 2000 grant, all shares granted will vest in December 2003 providing performance targets are met. In December 1999 at a stock price of $11.219 per share, Mr. Norris received 84,262 shares; Mr. Schjerven received 32,338 shares; Messrs. French, Wyant and Ashenhurst each received 17,071 shares. For the 1999 grant, all shares granted will vest in December 2002 providing performance targets are met. In December 1998 at a stock price of $19.03 per share, Mr. Norris received 103,026 shares; Mr. Schjerven received 38,841 shares; Mr. French received 26,400 shares; Mr. Wyant received 27,159 shares; and Mr. Ashenhurst received 25,839 shares. For the 1998 grant 24,915 shares vested in December 1999, 75,900 shares vested in December 2000, and the remainder will vest in December 2001, in each case providing performance targets are met. Shares that do not vest in any performance period due to failure to achieve performance targets will vest in 10 years from the date of grant. Information about performance share awards made under the Plan in December 2000 which do not vest unless certain performance goals are met is set forth in the table titled "Long-Term Incentive Plans -- Awards in Last Fiscal Year" below.

(3) 2000 amounts represent the value of earned awards in the form of Lennox common stock for the PSP for the 1999 performance period, paid in 2000. 1998 amounts represent awards of shares of Lennox common stock in connection with the termination of three performance share plans. Due to termination and full payout of plans in 1998 and the subsequent adoption of the Plan, no award payments were made in 1999.
(4) Composed of contributions by Lennox to its profit sharing retirement plan and profit sharing restoration plan and the dollar value of term life insurance premiums paid by Lennox. Contributions to the plans were as follows: In 2000: Mr. Norris -- $132,187; Mr. Schjerven -- $68,702; Mr. French -- $50,037; Mr. Ashenhurst -- $52,558; Mr. Wyant -- $52,658. In
    1999: Mr. Norris -- $297,400; Mr. Schjerven -- $107,586; Mr. French --
     $101,610; Mr. Wyant -- $101,158; Mr. Ashenhurst -- $88,823. In 1998:
    Mr. Norris -- $139,730; Mr. Schjerven -- $81,369; Mr. French -- $73,833;
    Mr. Wyant -- $62,619; Mr. Ashenhurst -- $46,908.

   The following table provides information concerning stock options granted to the named executive officers in 2000.

                     Option/SAR Grants in Last Fiscal Year

                                               Individual Grants
                         -------------------------------------------------------------
                          Number of       Percent of
                          Securities  Total Options/SARs
                          Underlying      Granted to                                   Grant Date
                         Options/SARs    Employees in    Exercise or                    Present
          Name             Granted       Fiscal Year     Base Price   Expiration Date   Value(1)
          ----           ------------ ------------------ ----------- ----------------- ----------
John W. Norris, Jr......   149,982          6.7106         $8.1875   December 13, 2007  $181,598
Robert E. Schjerven.....   299,965         13.4211          8.1875   December 13, 2007   363,198
H. E. French............    60,773          2.7191          8.1875   December 13, 2007    73,584
Harry J. Ashenhurst.....    60,773          2.7191          8.1875   December 13, 2007    73,584
Clyde W. Wyant..........         0               0             N/A                 N/A         0

--------
(1) The grant date present values shown in the table were determined using the Black-Scholes option valuation model and the following assumptions: stock price volatility of 46.6% which represents an average volatility among general industry companies; expected option life of 7.0 years; annual dividend yield of $0.38; risk free interest rate of 5.35%; modified derived value of $1.2108.

   The following table provides for each of the named executive officers the options exercised during 2000 and the number of options and the value of unexercised options held by the named executive officers as of December 31, 2000.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                                   Options/SARs at      In-the-Money Options/SARs
                                                  December 31, 2000      at December 31, 2000(1)
                                              ------------------------- -------------------------
                           Shares
                          Acquired    Value
          Name           on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
John W. Norris, Jr......   10,000    $40,940    380,547      373,374     $ 63,832     $187,478
Robert E. Schjerven.....        0          0     66,368      383,201            0      374,956
H. E. French............        0          0     41,816      108,103            0       75,966
Harry J. Ashenhurst.....        0          0    101,216      108,103            0       75,966
Clyde W. Wyant..........        0          0    168,536            0      136,899            0

--------
(1) Calculated on the basis of the fair market value of the underlying securities as of December 31, 2000, $7.9375 per share, minus the exercise price of "in-the-money" options.

   The following table provides information concerning performance share awards made in 2000 to the named executive officers under the Plan. The named executive officers are awarded a number of shares of Lennox common stock subject to achievement of performance targets based on the return on invested capital for a three-year period. Information about the portion of the award that becomes vested regardless of whether the performance goals are met is presented under the Restricted Stock Awards column in the "Summary Compensation Table" above. Presented below is the maximum number of shares of Lennox common stock that may be payable to each of the named executive officers that is subject to achievement of the performance goals. The actual number of shares awarded depends on the level of achievement of the performance objectives.

             Long-Term Incentive Plans--Awards in Last Fiscal Year

                             Number of Shares, Units Performance or Other Period
            Name                 or Other Rights     Until Maturation or Payout
            ----             ----------------------- ---------------------------
John W. Norris, Jr..........          96,902                   3 years
Robert E. Schjerven.........         193,802                   3 years
H. E. French................          80,000                   3 years
Harry J. Ashenhurst.........          80,000                   3 years
Clyde W. Wyant..............               0                       N/A

Retirement Plans

   The named executive officers participate in four Lennox-sponsored retirement plans. The plans are as follows: the pension plan for salaried employees, the profit sharing retirement plan, the supplemental retirement plan, and the profit sharing restoration plan. The supplemental retirement plan and the profit sharing restoration plan are non-qualified plans. Lennox pays the full cost of each of these plans.

   The pension plan for salaried employees is a floor offset plan. A target benefit is calculated using credited service and final average pay during the five highest consecutive years. The benefit is currently based on 1.00% of final average pay, plus 0.60% of final average pay above Social Security covered compensation, multiplied by the number of years of credited service, not to exceed 30 years. Employees vest after five years of service and may commence unreduced benefits at age 65. If specified age and service requirements are met, benefits may commence earlier on an actuarially reduced basis. At time of retirement, a participant may choose one of five optional forms of payment. The supplemental retirement plan permits income above Internal Revenue Service limitations to be considered in determining final average pay, doubles the rate of benefit accrual, limits credited service to 15 years and permits early retirement on somewhat more favorable terms than the pension plan.

   The profit sharing retirement plan is a defined contribution plan. Profit sharing contributions, as determined by the Board of Directors, are credited annually to participants' accounts based on pay. Participants are fully vested after six years. The assets of the plan are employer directed. Distributions may occur at separation of employment and can be paid directly to the participant. The profit sharing restoration plan permits accruals that otherwise could not occur because of Internal Revenue Service limitations on compensation.

   The estimates of annual retirement benefits shown in the following table are the targets established by the supplemental retirement plan.

                                           Years of Service
                         -----------------------------------------------------
Final Average
Earnings(1)                 5        10       15       20       25       30
-------------            -------- -------- -------- -------- -------- --------
$ 250,000............... $ 35,428 $ 70,856 $106,284 $106,284 $106,284 $106,284
  425,000...............   63,428  126,856  190,284  190,284  190,284  190,284
  600,000...............   91,428  182,856  274,284  274,284  274,284  274,284
  775,000...............  119,428  238,856  358,284  358,284  358,284  358,284
  950,000...............  147,428  294,856  442,284  442,284  442,284  442,284
 1,125,000..............  175,428  350,856  526,284  526,284  526,284  526,284
 1,300,000..............  203,428  406,856  610,284  610,284  610,284  610,284

--------
(1) Final Average Earnings are the average of the five highest consecutive years of includible earnings. Compensation for these purposes includes salary and bonuses, and excludes extraordinary compensation such as benefits from the Plan or its predecessor plans. Bonus numbers used in these calculations, as per plan requirements, are the bonuses actually paid in those years. In the Summary Compensation Table, the 2000 bonus reported is the bonus earned in 2000, but not paid until 2001.

   As of December 31, 2000, the final average pay and the eligible years of credited service for each of the named executive officers was as follows: Mr. Norris, $1,217,181--40.25 years; Mr. Schjerven, $586,877--14.80 years; Mr.
Wyant, $510,809--10.30 years; Mr. French, $497,422--11.80 years; and
Mr. Ashenhurst, $407,322--12.00 years.

Employment Agreements

   Lennox has entered into employment agreements with the named executive officers which are identical except for the name of the named executive officer who is a party to the agreement and the date of the agreement. These employment agreements establish the basis of compensation and assignments, and contain post-employment covenants covering confidential information, the diverting of employees, vendors and contractors and the solicitation of customers. These agreements also establish binding arbitration as the mechanism for resolving disputes and provide benefits and income in the event employment terminates under specified circumstances. On January 1 of each year, the agreements automatically renew for an additional year, unless either party notifies the other, in writing, at least 30 days prior to such date, of a decision not to renew the agreement.

   If Lennox terminates the employee prior to the expiration of the term of the agreement or if Lennox does not renew the agreement for any reason other than for cause, the employee will be entitled to receive monthly payments of the greater of the employee's base salary for the remainder of the agreement's term or three months of the employee's base salary in addition to any other compensation or benefits applicable to an employee at the employee's level.

   If Lennox terminates the employee other than for cause, including Lennox' non-renewal of the agreement, and the employee agrees to execute a written general release of any and all possible claims against Lennox existing at the time of termination, Lennox will provide the employee with an enhanced severance package. That package includes payment of the employee's base monthly salary for a period of twenty-four months following the date of termination, a lump sum in the amount which totals any short-term bonus payments actually paid to the employee over the twenty-four month period prior to the date of termination, a lump sum payment of a sum equal to ten percent of the employee's annual base salary in effect at the time of termination in lieu of perquisites lost, and forgiveness of COBRA premiums due for group health insurance coverage for up to eighteen months while the employee remains unemployed. If the employee remains unemployed at the end of eighteen months, the equivalent of the COBRA premium will be paid to the employee on a month to month basis for up to six additional months while the employee remains unemployed. Outplacement services are provided or, at the employee's election, a lump-sum payment of 10% of the employee's annual base salary will be made to the employee in lieu of those services. Additionally, the employee's beneficiary will receive a lump-sum death benefit equivalent to six months of the employee's base salary should the employee die while entitled to enhanced severance payments.

Change of Control Employment Agreements

   Lennox has entered into change of control employment agreements with the named executive officers which are identical except for the name of the named executive officer who is a party to the agreement and the date of the agreement. The change of control agreements provide for certain benefits under specified circumstances if the officer's employment is terminated following a change of control transaction involving Lennox. The change of control agreements are intended to provide protections to the officers that are not afforded by their existing employment agreements, but not to duplicate benefits provided by the existing employment agreements. The term of the change of control agreements is generally two years from the date of a potential change of control, as discussed below, or a change of control. If the officer remains employed at the conclusion of such term, the officer's existing employment agreement will continue to apply. The employment rights of the named executive officers under the change of control agreements would be triggered by either a change of control or a potential change of control. Following a potential change of control, the term of the change of control agreement may terminate but the change of control agreement will remain in force and a new term of the agreement will apply to any future change of control or potential change of control, if either (a) the Board of Directors determines that a change of control is not likely or (b) the named executive officer, upon proper notice to Lennox, elects to terminate his term of the change of control agreement as of any anniversary of the potential change of control.

   A "change of control" generally includes the occurrence of any of the following:

     (a) any person, other than specified exempt persons, including Lennox and its subsidiaries and employee benefit plans, becoming a beneficial owner of 35% or more of the shares of Lennox voting securities;

     (b) a change in the identity of a majority of the Board of Directors, unless approved by a majority of the incumbent members of the Board of Directors;

     (c) approval by the stockholders of a reorganization, merger or consolidation in which:

       (1) existing stockholders would own 65% or less of the voting securities of the surviving entity;

       (2) a person, other than specified exempt persons, would own 35% or more of the voting securities of the surviving entity; or

       (3) less than a majority of the board of the surviving entity would consist of the then incumbent members of the Board of Directors; or

     (d) approval by the stockholders of a liquidation or dissolution of Lennox, unless such liquidation or dissolution involves a sale to a company of which following such transaction:

       (1) more than 65% of the voting securities of such company would be owned by existing stockholders;

       (2) no person, other than specified exempt persons, would own 35% or more of the voting securities of such company; and

       (3) at least a majority of the board of directors of such company would consist of the then incumbent members of the board of directors.

   A "potential change in control" generally includes any of the following:

  . commencement of a tender or exchange offer for voting stock that, if consummated, would result in a change of control;

  . Lennox entering into an agreement which, if consummated, would constitute a change of control;

  . commencement of a contested election contest subject to proxy rules; or

  . occurrence of any other event that the Board of Directors determines could result in a change of control.

   During the term of the change of control agreement, an officer's position, authority, duties and responsibilities may not be diminished, and all forms of compensation, including salary, bonus, regular salaried employee plan benefits, stock options, restricted stock and other awards, must continue on a basis no less favorable than at the beginning of the term of the change of control agreement and, in the case of specified benefits, must continue on a basis no less favorable in the aggregate than the most favorable application of such benefits to any of Lennox' employees.

   If an officer terminates employment during the term of the change of control agreement for good reason or for any reason during a window period (the 90-day period commencing 366 days after any change of control), Lennox will pay the officer:

  . his then unpaid current salary and a pro rata portion of the highest bonus earned during the preceding three years, as well as previously deferred compensation and accrued vacation time;

  . a lump-sum cash payment equal to the sum of three times the officer's annual base salary and three times the highest annual bonus paid or awarded to the officer during the preceding three fiscal years;

  . a lump-sum cash payment equal to the sum of three times the officer's annual base salary and three times the highest annual bonus paid or awarded during the preceding three fiscal years, to reflect the equity component of the officer's compensation;

  . a lump-sum cash payment equal to the sum of 15% of the officer's annual base salary, in lieu of outplacement services, and three times 15% of the annual base salary that would have been paid or awarded to the officer during the fiscal year that includes the date of termination, for the perquisites component of the officer's compensation;

  . for purposes of Lennox' supplemental retirement plan and Lennox' profit sharing restoration plan, three additional years added to both his service and age criteria; and

  . continued coverage under Lennox' employee welfare benefits plans for up to four and one-half years.

   In addition, all options, restricted stock and other compensatory awards held by the officer will immediately vest and become exercisable, and the term of these awards will be extended for up to three years following termination of employment. The officer may also elect to cash out equity-based compensatory awards at the highest price per share paid by specified persons during the term of the change of control agreement or the six-month period prior to the beginning of the term of the change of control agreement.

   In the event of any contest concerning a change of control agreement, unless the officer's claim is found by a court to be frivolous, Lennox has no right of offset, the officer is not required to mitigate damages, and Lennox agrees to pay any legal fees incurred by the officer in connection with such contest.

   Lennox also agrees to pay all amounts owing to the officer during any period of dispute, subject only to the officer's agreement to repay any amounts to which he is determined not to be entitled. The change of control agreements provide for a tax gross-up in the event that specified excise taxes are applicable to payments made by Lennox under a change of control agreement or otherwise. The change of control agreements require the officer to maintain the confidentiality of Lennox' information, and, for a period of 24 months following his termination of employment, to avoid any attempts to induce Lennox' employees to terminate their employment with Lennox.

Indemnification Agreements

   Lennox has entered into indemnification agreements with its directors and a number of its executive officers. Each of the indemnification agreements is identical except for the name of the director or executive officer who is a party to the agreement and the date of the agreement. Under the terms of the indemnification agreements, Lennox has generally agreed to indemnify, and advance expenses to, each indemnitee to the fullest extent permitted by applicable law on the date of the agreements and to such greater extent as applicable law may at a future time permit. In addition, the indemnification agreements contain specific provisions pursuant to which Lennox has agreed to indemnify each indemnitee:

  . if such person is, by reason of his or her status as a director, nominee for director, officer, agent or fiduciary of Lennox or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise with which such person was serving at Lennox' request, any such status being referred to as a "corporate status," made or threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation or other proceeding, other than a proceeding by or in the right of Lennox;

  . if such person is, by reason of his or her corporate status, made or threatened to be made a party to any proceeding brought by or in the right of Lennox to procure a judgment in its favor, except that no indemnification shall be made in respect of any claim, issue or matter in such proceeding as to which such indemnitee shall have been adjudged to be liable to Lennox if applicable law prohibits such indemnification, unless and only to the extent that a court shall otherwise determine;

  . against expenses actually and reasonably incurred by such person or on his or her behalf in connection with any proceeding to which such indemnitee was or is a party by reason of his or her corporate status and in which such indemnitee is successful, on the merits or otherwise;

  . against expenses actually and reasonably incurred by such person or on his or her behalf in connection with a proceeding to the extent that such indemnitee is, by reason of his or her corporate status, a witness or otherwise participates in any proceeding at a time when such person is not a party in the proceeding; and

  . against expenses actually and reasonably incurred by such person in certain judicial adjudications of or awards in arbitration to enforce his or her rights under the indemnification agreements.

   In addition, under the terms of the indemnification agreements, Lennox has agreed to pay all reasonable expenses incurred by or on behalf of an indemnitee in connection with any proceeding, whether brought by or in the right of Lennox or otherwise, in advance of any determination with respect to entitlement to indemnification and within 15 days after the receipt by Lennox of a written request from such indemnitee for such payment. In the indemnification agreements, each indemnitee has agreed that he or she will reimburse and repay Lennox for any expenses so advanced to the extent that it shall ultimately be determined that he or she is not entitled to be indemnified by Lennox against such expenses.

   The indemnification agreements also include provisions that specify the procedures and presumptions which are to be employed to determine whether an indemnitee is entitled to indemnification. In some cases, the nature of the procedures specified in the indemnification agreements varies depending on whether Lennox has undergone a change in control.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

   John W. Norris, Jr., Lennox' Chairman of the Board, David H. Anderson, Richard W. Booth and David V. Brown, each a director of Lennox, as well as other Lennox stockholders, who may be immediate family members of the foregoing persons, are, individually or through trust arrangements, members of AOC Land Investment, L.L.C. AOC Land Investment, L.L.C. owns 70% of AOC Development II, L.L.C., which owns substantially all of One Lake Park, L.L.C. Lennox is leasing part of an office building owned by One Lake Park, L.L.C. for use as the Lennox corporate headquarters. The lease has a term of 25 years and the lease payments for 2000 totaled approximately $2.7 million. Lennox also leases a portion of Lennox Center, a retail complex owned by AOC Development, L.L.C., for use as offices. The Lennox Center lease has a term of three (3) years and the lease payments for 2000 totaled approximately $119,200. AOC Land Investment, L.L.C. also owns 70% of AOC Development, L.L.C. Lennox believes that the terms of its leases with One Lake Park, L.L.C. and AOC Development, L.L.C. are at least as favorable as could be obtained from unaffiliated third parties.

   From time to time Lennox has entered into stock disposition agreements, which allowed its executive officers, directors, and stockholders to borrow money and use its capital stock held by them as collateral. The stock disposition agreements provide that in the event of a default on the underlying loan, Lennox will do one of several things, including registering the capital stock under the Securities Act of 1933, finding a buyer to purchase the stock or purchasing the stock itself. To date, there has not been a default under any of these agreements. As of March 15, 2001, there was one stock disposition agreement in existence, entered into in 1997, covering approximately 250,000 shares of Lennox common stock. Lennox will not enter into these type of agreements in the future.

   These transactions were not the result of arms-length negotiations. Accordingly, certain of the terms of these transactions may be more or less favorable to Lennox than might have been obtained from unaffiliated third parties. Lennox does not intend to enter into any future transactions in which its directors, executive officers or principal stockholders and their affiliates have a material interest unless such transactions are approved by a majority of the disinterested members of its Board of Directors and are on terms that are no less favorable to it than those that it could obtain from unaffiliated third parties.

                       OWNERSHIP OF LENNOX COMMON STOCK

   The following table contains information regarding the beneficial ownership of Lennox common stock as of March 1, 2001 by the following individuals:

  . each person known by Lennox to own more than 5% of the outstanding shares of Lennox common stock;

  . each of Lennox' directors;

  . each named executive officer of Lennox; and

  . all executive officers and directors of Lennox as a group.

   All persons listed have an address in care of Lennox' principal executive offices which are located at 2140 Lake Park Boulevard, Richardson, Texas 75080.

   The information contained in this table reflects "beneficial ownership" as defined in Rule 13d-3 of the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Lennox common stock subject to options held by that person that were exercisable on March 1, 2001 or would be exercisable within 60 days following March 1, 2001 are considered outstanding. However, such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person. To Lennox' knowledge and unless otherwise indicated, each stockholder has sole voting and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage of ownership is based on 56,050,163 shares of common stock outstanding as of March 1, 2001.

                                                          Shares Beneficially
                                                                 Owned
                                                         ---------------------
 Beneficial Owner                                          Number   Percentage
 ----------------                                        ---------- ----------
John W. Norris, Jr.(1)(2)...............................  4,090,092     7.2%
Robert E. Schjerven(2)..................................    287,879       *
H. E. French(2).........................................    129,230       *
Harry J. Ashenhurst(2)..................................    175,958       *
Clyde W. Wyant(2).......................................    205,150       *
Linda G. Alvarado(2)....................................    134,981       *
David H. Anderson(2)(3).................................  4,137,039     7.4
Richard W. Booth(2)(4)..................................    889,764     1.6
Thomas W. Booth(2)(5)...................................  2,940,265     5.2
David V. Brown(2)(6)....................................  1,339,900     2.4
James J. Byrne(2).......................................    162,325       *
Janet K. Cooper(2)......................................      9,989       *
C.L. (Jerry) Henry......................................      1,553       *
John E. Major(2)........................................    147,171       *
Donald E. Miller(2).....................................     49,105       *
William D. Roth(2)......................................     23,393       *
Terry D. Stinson(2).....................................     14,286       *
Richard L. Thompson(2)..................................    114,921       *
All executive officers and directors as a group (27
 persons)(2)............................................ 15,646,789    26.9
Steven R. Booth(7)......................................  2,907,600     5.2
Nancy E. Roman(8).......................................  2,888,309     5.2

--------
*  Less than 1%
(1) Includes: (a) 321,750 shares held by the Robert W. Norris Trust A, 321,750 shares held by the John W. Norris, Jr. Trust A, and 663,135 shares held by the Megan E. Norris Trust A, of which Mr. Norris is a co-trustee; and (b) 2,402,910 shares held by the Norris Family Limited Partnership, of which Mr. Norris is General Partner.
(2) Includes the following shares subject to options: Mr. Norris--380,547; Mr. Schjerven -- 66,368; Mr. French -- 41,816; Mr. Ashenhurst -- 101,216; Mr. Wyant -- 101,216; Ms. Alvarado -- 128,136; Mr. Anderson -- 128,136; Mr. R.
    Booth -- 128,136; Mr. T. Booth -- 7,953; Mr. Brown -- 128,136; Mr. Byrne
    -- 128,136; Ms. Cooper -- 4,386; Mr. Major -- 128,136; Mr. Miller --
     43,986; Mr. Roth -- 5,963; Mr. Stinson -- 4,386; Mr. Thompson -- 43,986;
    and all executive officers and directors as a group -- 2,015,720.
(3) Includes: (a) 3,654,417 shares held by the David H. Anderson Trust, and 66,825 shares held by the Betty Oakes Trust, of which Mr. Anderson is the trustee; (b) 199,881 shares held by the Kristin H. Anderson Trust, of which Mr. Anderson is a co-trustee; and (c) 87,780 shares held by Mr. Anderson's minor child.
(4) Includes 53,333 shares held by The Richard W. and Anne C. Booth Charitable Remainder Unitrust, of which Mr. R. Booth is a co-trustee.
(5) Includes: (a) 2,024,731 shares held by trusts for the benefit of Mr. R. Booth, 40,062 shares held by the Thomas W. Booth Trust, and 152,508 shares held by The Booth Family Charitable Lead Annuity Trust, of which Mr. Booth is a co-trustee; and (b) 72,909 shares held by Mr. T. Booth's minor children.
(6) Includes 315,117 shares held by Mr. Brown's minor children.
(7) Includes: (a) 2,024,731 shares held by trusts for the benefit of Mr. R. Booth, 40,062 shares held by the Steven R. Booth Trust, and 152,508 shares held by The Booth Family Charitable Lead Annuity Trust, of which Mr. S. Booth is a co-trustee; and (b) 79,950 shares held by Mr. S. Booth's minor children.
(8) Includes: (a) 2,024,731 shares held by trusts for the benefit of Mr. R. Booth, 40,062 shares held by the Nancy E. Roman Trust, and 152,508 shares held by The Booth Family Charitable Lead Annuity Trust, of which Ms. Roman is a co-trustee; and (b) 29,106 shares held by Ms. Roman's minor children.

                    COMPARISON OF TOTAL STOCKHOLDER RETURN

   The following graph compares the cumulative total returns of Lennox, the Standard & Poor's Small-Cap 600 Index and a peer group of U.S. industrial manufacturing and service companies in the heating, ventilation, air conditioning and refrigeration businesses from July 29, 1999, the date of the Lennox initial public offering, through December 31, 2000. The chart assumes that $100 was invested on July 29, 1999, with dividends reinvested. Peer group returns are weighted by market capitalization. The peer group includes AAON, Inc., American Standard Companies Inc., Comfort Systems USA, Inc., Maytag Corporation, Modine Corporation, Watsco, Inc., Whirlpool Corporation, and York International Corporation. Hussman International, Inc., which was in the peer group in 1999, was acquired by Ingersoll-Rand Company in 2000, and is no longer included in the peer group.

                              [Performance Graph]


                                LENNOX            S&P SMALL
                           INTERNATIONAL INC       CAP 600         PEER GROUP
                           -----------------      ---------        ----------
July 1999 ................      100.00              100.00           100.00
     1999 ................       49.73              107.02            78.76
     2000 ................       43.57              119.65            66.30


                            ADDITIONAL INFORMATION

Quorum Required

   A quorum of Lennox stockholders is necessary to have a valid meeting of stockholders. A majority of the shares of Lennox common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at the annual meeting in order for a quorum to be established. Abstentions and broker "non-votes" count as present for establishing a quorum. Shares held by Lennox in its treasury or by any majority-owned subsidiary or Lennox do not count toward a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given. We expect, in the event that a quorum is not present at the annual meeting, the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

   Only stockholders of record at the close of business on March 1, 2001 are entitled to notice of and to vote at the meeting. There were 56,050,163 shares of common stock of Lennox outstanding at the close of business on that date, all of which will be entitled to vote. Holders of shares of common stock are entitled to one vote per share held of record in their names on the record date on all matters. Stockholders do not have cumulative voting rights. The election of each director and approval of the amendment to the Purchase Plan require a plurality of the votes cast. Votes withheld will be deemed not to have been cast. Abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate or proposal.

Shares Held in Street Name

   Under the applicable rules of the New York Stock Exchange, brokers who hold shares in "street names" (i.e., in the name of a broker, bank or other record holder) for customers who are the beneficial owners of those shares may be prohibited from giving a proxy to vote those customers' shares with respect to the proposals to be voted on at the annual meeting in the absence of specific instructions from the customer. Lennox stockholders whose shares are held in street name must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at the annual meeting.

Telephone and Internet Voting

   Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly with Mellon Investor Services may vote by telephone by calling Mellon Investor Services at (800) 840-1208 or by Internet at http://www.eproxy.com/lii.

   Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks offer telephone and Internet voting options. These programs differ from the program provided by Mellon Investor Services for shares registered in the name of the stockholder. Check the information forwarded by your bank, broker or other holder of record to see which options are available to you.

Revoking Proxies

   Lennox stockholders of record may revoke their proxies at any time prior to the time their proxies are voted at the annual meeting. Proxies may be revoked by written notice, including by telegram or facsimile, to the Secretary of Lennox, by a later-dated proxy signed and returned by mail or by attending Lennox' annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. Any written notice of a revocation of a proxy must be sent so as to be delivered before the taking of the vote at the annual meeting to:

     Lennox International Inc.
     2140 Lake Park Blvd.
     Richardson, TX 75080
     Facsimile: (972) 497-6660
     Attention: Carl E. Edwards, Jr.

Other Business; Adjournments

   We are not aware of any other business to be acted upon at the annual meeting. If, however, other matters are properly brought before the meeting, or any adjourned meeting, your proxies will have discretion to act on those matters or to adjourn the meeting, according to their best judgment. Adjournment of the annual meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made at any time by stockholders representing a majority of the votes present in person or by proxy at the applicable special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting.

Proxy Solicitation

   The cost of solicitation of proxies will be paid by Lennox. In addition to solicitation by mail, the directors, officers and employees of Lennox may also solicit proxies from stockholders by telephone, facsimile, telegram, electronic mail or in person. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Upon request, we will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

Stockholder Proposals

   If you wish to submit a proposal for possible inclusion in our 2002 proxy material, we must receive your notice, in accordance with rules of the Securities and Exchange Commission, on or before November 28, 2001. If you wish to submit a proposal at the 2002 Annual Meeting (but not seek inclusion of the proposal in our proxy material), we must receive your notice, in accordance with the Lennox Bylaws, not less than 60 nor more than 90 days in advance of such meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16 of the Securities Exchange Act of 1934 requires Lennox' directors and executive officers and any person owning more than 10% of Lennox common stock to file reports of ownership and changes in ownership of Lennox common stock with the Securities and Exchange Commission and to furnish Lennox with copies of these reports. Based solely upon a review of the reports and related information furnished to Lennox, Lennox believes that all required reports were filed on time during 2000.

Independent Auditors

   At their regularly scheduled meetings on March 15-16, 2001, the Audit Committee and the Board of Directors will consider approval of Arthur Andersen LLP as independent auditors for Lennox for fiscal year 2001. Representatives of Arthur Andersen LLP are expected to be present, and to be available to respond to appropriate questions, at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so; as of this date, they have indicated that they do not.

                                          By Order of the Board of Directors
                                          /s/ Carl E. Edwards, Jr.

                                          Carl E. Edwards, Jr.
                                          Executive Vice President,
                                          Chief Legal Officer and Secretary

Richardson, Texas
March 27, 2001

                                                                     APPENDIX A

                           LENNOX INTERNATIONAL INC.

                                AUDIT COMMITTEE
                                    CHARTER

PURPOSE

   The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's financial reporting process, the system of internal control, the audit process, and the Company's process for monitoring compliance with laws and regulations and the Company's policies. In performing its role, the Audit Committee will maintain effective working relationships with the Board of Directors, management, the internal auditors and the independent accountants.

ORGANIZATION

   The Audit Committee shall be comprised of no less than three Directors, each of whom shall be independent Directors and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgement as a member of the Committee. All members of the Audit Committee shall be financially literate and at least one member shall have accounting or related financial management expertise. The Board of Directors will appoint one Audit Committee member to serve as the Committee Chairman. The Audit Committee shall meet when called by the Chairman, but at least three times per year.

DUTIES AND RESPONSIBILITIES

   To fulfil its duties and responsibilities, the Audit Committee shall:

General Responsibilities

  . Assist the Board of Directors in satisfying its responsibilities to the shareholders with respect to matters relating to the Company's accounting, financial reporting, audit, legal compliance and internal control practices.

  . Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

  . Meet at least annually with the Director of Internal Audit and the independent accountants in separate executive sessions to discuss any matters that the Committee or they believe should be discussed privately with the Audit Committee.

  . Perform the functions assigned to the Committee by the Company's charter or bylaws, or the Board of Directors.

Internal Control

  . Review with management the independent accountants and internal auditors the quality and adequacy of internal controls.

Financial Reporting Process

  . Review with management and the independent accountants any significant accounting and reporting issues, including recent professional and regulatory pronouncements.

  . Inquire of management, the independent auditors and the Director of Internal Audit about significant risks and exposures, and assess the Company's plans for dealing with them.

  . Review with management and the independent accountants the quality of financial reporting decisions and judgements.

  . Review the Company's annual financial statements, related footnotes and the independent accountant's report, and resolve any questions with management, and if required, the independent accountants.

  . Review annual filings with the SEC and other published documents containing the Company's financial statements, and determine whether the information contained in these documents is consistent with that known to the committee members.

  . Ensure review of the Company's interim financial information by the Company's independent accountants in accordance with applicable generally accepted auditing standards prior to the inclusion of such information in the Company's Form 10-Q.

Review of Process for Company Compliance with Laws, Regulations and Policies

  . Review with the Company's counsel any contingent liabilities and/or legal matters that could have a significant impact on the Company's financial statements.

  . Review the Company's process for determining risks and exposures from asserted and unasserted litigation and claims.

  . Review the Company's program for monitoring compliance with policies and review any recurring events of non-compliance of a material nature.

Internal Audit

  . Evaluate and approve the process for establishing the annual internal audit plan and determine that the plan is sufficiently linked to the Company's overall business objectives and associated risks.

  . Review with the Director of Internal Audit and management the following:

   1. The Internal Audit Department Charter.

   2. The Department structure, budget, staffing level and qualifications.

   3. A summary of activities and significant findings during the year.

   4. Any changes required in the scope of the audit plan.

  . Review the overall effectiveness of the internal audit function.

Independent Accountants

  . Ensure that the independent accountant is ultimately accountable to the Board of Directors and the Audit Committee and recommend to the Board of Directors the selection of the independent accountants, approve of the compensation of the independent accountants for performing the annual audit, and direct the dismissal of the independent accountants when circumstances warrant.

  . Review the scope and approach of the annual audit with the independent accountants, including their process for identifying and responding to key audit and internal control risks.

  . Confirm the independence of the independent accountants by annually reviewing:

   1. The required written statement from the independent accountants which discloses all relationships between them and the Company.

   2. The nature of all services and related fees provided by the independent accountants to the Company.

  . Inquire of the independent accountants as to whether they encountered:

   1. Any serious difficulties or disputes in conducting the annual audit, including any restrictions on the scope of work or access to required information.

   2. Any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

REPORTING RESPONSIBILITIES

   To satisfy its reporting responsibilities, the Audit Committee shall:

  . Affirm annually, in writing, to the New York Stock Exchange that the Audit Committee has:

   1. Met and will continue to meet, the membership requirements.

   2. Adopted a written charter.

   3. Annually reviewed and reassessed the adequacy of the charter.

  . Disclose in the Company's proxy statement that:

   1. All Audit Committee members are independent.

   2. The Audit Committee is governed by a written charter, and include a copy of the charter at least once every three years.

  . Include in the Company's proxy statement a report from the Audit
    Committee that states that it has:

   1. Reviewed and discussed the Company's audited financial statements with management and the independent accountants.

   2. Discussed the quarterly financial statements, including the quality of accounting principles, with the independent accountants.

   3. Received the required written independence disclosures from the independent accountants.

   4. Recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

SPECIAL AUTHORITIES

   The Audit Committee shall also have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibility. The Committee shall have unrestricted access to members of management, independent accountants and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any investigation.

                                  APPENDIX B

                           LENNOX INTERNATIONAL INC.

                         EMPLOYEE STOCK PURCHASE PLAN

                          (As Proposed To Be Amended
                          Effective January 1, 2001)

1.  Purpose

  The Lennox International Inc. Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist all employees of Lennox International Inc., a Delaware corporation ("Lennox") and Subsidiaries (as defined in Section 4) (hereinafter collectively referred to as the "Company"), where permitted by applicable laws and regulations, to acquire an equity interest in Lennox through the purchase of shares of common stock, par value $.01 per share, of Lennox ("Common Stock"). It is intended that this Plan constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.  Administration of the Plan

  The Plan shall be administered and interpreted by the Compensation Committee (the "Committee") of the Board of Directors of Lennox (the "Board") or such other committee as may be appointed by the Board or its designee, which Committee shall consist of at least two persons. The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (i) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees; (ii) construe and interpret the Plan; (iii) determine all questions of eligibility; and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan.

  The Committee may act by decision of a majority of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting.

3.  Nature and Number of Shares

  The Common Stock subject to issuance under the terms of the Plan shall be authorized but unissued shares, previously issued shares reacquired and held by Lennox or shares purchased on the open market. The aggregate number of shares that may be issued under the Plan shall not exceed 2,575,000 shares of Common Stock, which include the original 825,000 shares and an additional 1,750,000 shares added by this amendment. All shares purchased under the Plan, regardless of source, shall be counted against the 2,575,000 share limitation.

  In the event of any reorganization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of Lennox, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares that may be issued under the Plan, subject to the approval of the Board and in accordance with Section 19.

4.  Eligibility Requirements

  Each "Employee" (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first "Enrollment Date" (as defined therein) following employment by the Company. Participation in the Plan is voluntary.

  The following Employees are not eligible to participate in the Plan:

     i. Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any subsidiary (in determining stock ownership of an individual, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the Employee and believed by it to be true); and

     ii. Employees who are customarily employed by the Company less than 20 hours per week or less than five months in any calendar year.

  "Employee" shall mean any individual employed by Lennox or any Subsidiary (as hereinafter defined). "Subsidiary" shall mean any corporation (a) which is in an unbroken chain of corporations beginning with Lennox if, on or after the Effective Date, each of the corporations other than the last corporation in the chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and
(b) which has adopted the Plan with the approval of the Committee.

5.  Enrollment

  Each eligible Employee of the Company on July 28, 1999, may enroll in the Plan as of July 29, 1999 (the "Effective Date"). Each other eligible Employee of the Company who thereafter becomes eligible to participate may enroll in the Plan as of January 1, 2000, or, if later, the first January 1 or July 1 following the date he first meets the eligibility requirements of Section 4. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan as of any subsequent January 1 or July 1. Any eligible Employee may enroll or re-enroll in the Plan as of the dates hereinabove prescribed or such other specific dates established by the Committee from time to time ("Enrollment Dates"). In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the person designated, or otherwise satisfy any telephonic or electronic enrollment procedure established, by the Committee.

6.  Method of Payment

  Payment for shares is to be made as of the applicable "Purchase Date" (as defined in Section 9) through payroll deductions on an after-tax basis (with no right of prepayment) over the Plan's designated purchase period (the "Purchase Period"), with the first such deduction commencing as soon as administratively practicable following the Enrollment Date and after the Employee has satisfied the enrollment requirements of Section 5. Each Purchase Period under the Plan except the first shall be a period of six months beginning on each January 1 and July 1 and ending on the following June 30 or December 31 or such other period as the Committee may prescribe. Each participating Employee (hereinafter referred to as a "Participant") will authorize deductions from his pay for each payroll period during the Purchase Period and such amounts will be deducted in conformity with his employer's payroll deduction schedule.

  Each Participant may elect to make contributions each pay period in amounts not less than one percent of compensation and not more than 10 percent of compensation (or such other percentages as the Committee may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period). For all purposes of the Plan, compensation shall mean salary or wages plus bonuses, overtime and any commissions paid. In establishing other percentages of permitted contributions, the Committee may take into account the "Maximum Share Limitation" (as defined in Section 8). The rate of contribution shall be designated by the Participant at the time of enrollment.

  A Participant may elect to increase or decrease the rate of contribution effective as of the first day of a Purchase Period by giving prior written notice to the person designated by the Committee on the appropriate form, or by such other method or procedure prescribed by the Committee. A Participant may not elect to increase or decrease the rate of contribution during a Purchase Period. A Participant may suspend payroll deductions at any time during the Purchase Period, by giving prior written notice to the person designated by the Committee on the appropriate form, or by such other method or procedure prescribed by the Committee. A Participant's election to suspend his payroll deductions will be treated as an election to withdraw his entire contributions for the current Purchase Period. Any Participant who withdraws his contributions will receive, as soon as administratively practicable, the amount accumulated for the Participant during the Purchase Period. All such contributions shall be returned through the normal payroll system. Any Participant who suspends payroll deductions and withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period.

  Except in the case of a Participant's suspension of payroll deductions or termination of employment, and subject in all cases to the Maximum Share Limitation, the amount in a Participant's account at the end of the Purchase Period will be applied to the purchase of Common Stock.

7.  Crediting of Contributions and Dividends

  Contributions shall be credited to a bookkeeping account maintained for such purpose for each Participant as soon as administratively practicable after payroll withholding. Participant contributions will not be maintained in segregated accounts and will not be credited with interest at any time. Except as otherwise provided pursuant to a procedure established by the Committee, dividends on shares held in a Participant's account in the Plan will be used to purchase shares of Common Stock. Purchases of shares with dividends paid on Common Stock held in a Participant's account shall be made on the open market by the entity designated by the Committee to assist it with the administration of the Plan (the "Custodian"); provided, however, that if the Company has notified the Custodian that it is willing to sell authorized but unissued shares or previously issued shares that have been reacquired and held by Lennox, the Custodian shall, at its election, purchase any shares made available by the Company at a price equal to the Fair Market Value of such shares (determined as provided in Section 9) on the business day next preceding the date of such purchase.

8.  Grant of Right to Purchase Shares on Enrollment

  Enrollment in the Plan by an Employee on an Enrollment Date will constitute the grant by the Company to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment by a Participant in the Plan will constitute a grant by the Company to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not (a) terminated employment or (b) withdrawn his contributions from the Plan, will have shares of Common Stock purchased for him on the applicable Purchase Date, and he will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless each Participant notifies the person designated by the Committee in the appropriate manner that he elects not to re-enroll.

  Each right to purchase shares of Common Stock under the Plan during a Purchase Period shall have the following terms:

     i. the right to purchase shares of Common Stock during a particular Purchase Period shall expire on the earlier of: (A) the completion of the purchase of shares on the Purchase Date occurring in the Purchase Period, or
  (B) the date on which participation of such Participant in the Plan terminates for any reason;

     ii. payment for shares purchased will be made only through payroll withholding and the application of dividends, if applicable, in accordance with Sections 6 and 7;

     iii. purchase of shares will be accomplished only in accordance with
  Section 9;

     iv.  the price per share will be determined as provided in Section 9;

     v. the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under any other similar stock purchase plans of the Company) will in no event give the Participant the right to purchase a number of shares during a calendar year in excess of the number of shares of Common Stock derived by dividing $25,000 by the Fair Market Value of the Common Stock (the "Maximum Share Limitation") on the applicable Grant Date determined in accordance with Section 9. If a Participant has purchased less than the maximum number of shares permitted by this paragraph (v) during the first Purchase Period in a calendar year, the maximum number of shares permitted to be purchased by the Participant during the second Purchase Period in such calendar year shall be determined by dividing the Fair Market Value of a share of Common Stock on the Grant Date for the second Purchase Period into the difference between $25,000 and the value of the shares purchased during the first Purchase Period, calculated by using the Fair Market Value of such shares on the first Grant Date during the calendar year; and

     vi. the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.

9.  Purchase of Shares

  The right to purchase shares of Common Stock granted by the Company under the Plan is for the term of a Purchase Period. The fair market value of the Common Stock ("Fair Market Value") to be purchased during such Purchase Period will be determined first as the closing composite sales price per share of the Common Stock in the New York Stock Exchange Composite Transactions Quotations on the first trading days of the calendar months of January and July, or such other trading dates designated by the Committee (the "Grant Date"). The Fair Market Value of the Common Stock will again be determined in the same manner on the last trading days of the calendar months of June and December, or such other trading dates designated by the Committee (the "Purchase Date").
Notwithstanding the foregoing, the Fair Market Value of Common Stock to be purchased during the Purchase Period beginning on the Effective Date shall be the initial price to public as set forth on the cover page of the prospectus relating to the initial public offering of shares of Common Stock. In no event, however, shall the Committee, in the exercise of its discretion, designate a Purchase Date that fails to meet the requirements of Section 423(b)(7) of the Code. These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

  As of the Purchase Date, the Committee shall apply the funds then credited to each Participant's account to the purchase of shares of Common Stock. The cost to the Participant for the shares purchased during a Purchase Period shall be the lower of:

     i.   85 percent of the Fair Market Value of Common Stock on the Grant Date;
  or

     ii.  85 percent of the Fair Market Value of Common Stock on the Purchase
  Date.

  In the case of any Participant whose compensation is not paid in U.S. dollars, amounts accumulated in such Participants' account shall be converted into U.S. dollars on each Purchase Date by reference to the New York foreign exchange selling rates reported in The Wall Street Journal for the last business day immediately preceding such Purchase Date.

  Certificates evidencing shares purchased shall be delivered to the Custodian or delivered to the Participant (if the Participant has elected by written notice to the Committee to receive the certificate) as soon as administratively practicable after the Purchase Date; however, certificates shall not be delivered to the Participant within 18 months of the Purchase Date of the underlying shares, except as otherwise provided herein. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Shares that are held by the Custodian shall be held in book entry form. Each Participant shall be credited with the number of whole and fractional shares acquired on the Purchase Date with the funds credited to the Participant's account on such Purchase Date. Any Participant
(i) who purchases stock at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period or (ii) who withdraws his contributions from the Plan prior to the next Purchase Date shall have a certificate for the number of whole shares held in his account and cash for any fractional share in his account retained by the Custodian. Such Participant may elect to receive a certificate for the number of whole shares held in his account 18 months after such shares were purchased. This 18-month requirement may be waived by the Committee, in its sole discretion. Until such certificates are distributed to the Participant, the Participant will not be permitted to transfer ownership of the certificates except as contemplated by
Section 10 or Section 14 of the Plan. Any Participant who terminates employment will receive a certificate for the number of shares held in his account and cash for any fractional share and any accumulated contributions. If for any reason the purchase of shares with a Participant's allocations to the Plan exceeds or would exceed the Maximum Share Limitation, the excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.

  If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively practicable. The Committee in its discretion may also provide that excess enrollments may be carried over to the next Purchase Period under this Plan or any successor plan according to the regulations set forth under Section 423 of the Code.

10.  Withdrawal of Shares and Sale of Shares

  (a) A Participant may elect to withdraw at any time (without withdrawing from participation in the Plan) shares that have been held in his account for at least 18 months by giving notice to the person designated by the Committee in the appropriate manner. Upon receipt of such notice from the person designated by the Committee, the Custodian will arrange for the issuance and delivery of such shares held in the Participant's account as soon as administratively practicable.

  (b) Notwithstanding anything in the Plan to the contrary, a Participant may sell shares that are held in his account, including shares that have been held in his account for less than 18 months, by giving notice to the person designated by the Committee in the appropriate manner. Upon receipt of such notice from the person designated by the Committee, the Custodian will arrange for the sale of such Participant's shares. Any sale will be deemed to occur on the last business day of the month in which the Participant provides such notice to the person designated by the Committee, or at such other time as the Committee shall establish. The proceeds of any sale under this subsection 10(b), less any associated commissions and required withholding for taxes, shall be paid to the Participant as soon as practicable after the sale.

11.  Termination of Participation

  The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (other than the death of the Participant, but including retirement and disability) or the Participant otherwise becomes ineligible. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. For purposes of the Plan, a Participant is not deemed to have terminated his employment if he transfers employment from Lennox to a Subsidiary, or vice versa, or transfers employment between Subsidiaries. An individual shall also not lose the right to have shares purchased for his account if he is transferred to a corporation that qualifies as a Subsidiary except that it has not adopted the Plan. In any such case shares will be purchased with amounts maintained in such account as of the date of such transfer. The Participant shall not participate thereafter unless he again becomes employed by the Company.

12.   Unpaid Leave of Absence

  Unless the Participant has voluntarily withdrawn his contributions from the Plan, shares will be purchased for his account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the

Participant's contributions made up to the commencement of such unpaid leave of absence. If the Participant's unpaid leave of absence both commences and terminates during the same Purchase Period and he has resumed eligible employment prior to the Purchase Date related to that Purchase Period, he may also resume payroll deductions immediately, and shares will be purchased for him on such Purchase Date as otherwise provided in Section 9.

13.   Designation of Beneficiary

  Each Participant may designate one or more beneficiaries in the event of death and may, in his sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the person designated by the Committee and shall control over any disposition by will or otherwise.

  As of the next Purchase Date following the death of a Participant, amounts credited to his account shall be, at the election of the Participant's designated beneficiary or, in the absence of such designation, of the executor, administrator or other legal representative of the Participant's estate, paid in cash or applied to the purchase of shares as provided in Section 9, and in such case a certificate for any shares shall be delivered to such person. Such payment or delivery shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall be permitted to make such an election, unless the Participant has given express contrary instructions.

14.   Assignment

  Except as provided in Section 13, the rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant, other than by will or the laws of descent and distribution. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant's election to purchase Common Stock shall terminate, and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant's account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant's right to purchase shares under the Plan shall be exercisable during the Participant's lifetime only by him.

15.   Costs

  All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale or transfer of shares purchased under the Plan shall be paid by the Participant.

16.   Reports

  At the end of each Purchase Period, the Company shall provide or cause to be provided to each Participant a report of his contributions and the number of shares of Common Stock purchased with the amount credited to the Participant's account as of the Purchase Date for such Purchase Period.

17.   Equal Rights and Privileges

  All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423. This
Section 17 shall take precedence over all other provisions in the Plan.

18.   Rights as Stockholders

  A Participant will have no rights as a stockholder under the election to purchase until he becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.

19.   Modification and Termination

  The Board may amend or terminate the Plan at any time insofar as permitted by law. No amendment shall be effective unless within one year of the time it is adopted by the Board it is approved by the holders of a majority of outstanding shares of Common Stock, if and to the extent such amendment is required to be approved by stockholders in order to cause the rights granted under the Plan to purchase shares of Common Stock to meet the requirements of Section 423 of the Code (or any successor provision).

  The Plan shall terminate after all Common Stock issued under the Plan has been purchased, unless terminated earlier by the Board or unless additional Common Stock is issued under the Plan with the approval of the stockholders. In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan which have not been used to purchase shares shall be returned to the Participants as soon as administratively practicable.

20.   Board and Shareholder Approval; Effective Date

  This Plan was adopted by the Board on September 11, 1998, and was previously amended by the Board on March 12, 1999, to be effective as of the Effective Date. The plan is further amended, effective January 1, 2001, by action of the Board on December 15, 2000, to increase the number of shares authorized to be issued hereunder. Notwithstanding the foregoing, the amendent of the Plan is expressly conditioned upon the approval by the holders of a majority of outstanding shares of Common Stock within 12 months of the date of Board approval of such amendment. If the stockholders of the Company should fail so to approve this Plan as amended, this Plan shall terminate and cease to be of any further force or effect and all purchases of shares of Common Stock under the Plan after December 31, 2000, shall be null and void.

21.   Governmental Approvals or Consents

  This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 19, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

22.   Listing of Shares and Related Matters

  If at any time the Board or the Committee shall determine, based on opinion of legal counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or reporting system or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to legal counsel.

23.   Employment Rights

  The Plan shall neither impose any obligation on the Company to continue the employment of any Participant, nor impose any obligation on any Participant to remain in the employ of the Company.

24.   Withholding of Taxes

  The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Common Stock under the Plan.

25.   Governing Law

  The Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the state of Delaware.

26.   Use of Gender

  The gender of words used in the Plan shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

27.   Other Provisions

  The agreements to purchase shares of Common Stock under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

                                                     LENNOX INTERNATIONAL INC.                         Please mark
                                                  ANNUAL MEETING OF STOCKHOLDERS                       your votes as    [X]
                                                                                                       indicated in
                                                                                                       this example

       THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES LISTED IN
                 PROPOSAL 1 AND "FOR" PROPOSAL 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"PROPOSALS 1 AND 2.

1.   Election of the following nominees as directors for a term expiring in 2004.

     01, Janet K. Cooper, 02, C.L. (Jerry) Henry, 03, Robert E. Schjerven, 04, Terry D. Stinson, 05, Richard L. Thompson

     INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name in the space provided below.

     ------------------------------------------------------------------------------------------------------------------------------
     EXCEPTIONS

                                           FOR                 WITHHOLD AUTHORITY         EXCEPTIONS
                                       all nominees         to vote for all nominees
                                    listed to the left         listed to the left
                                          [_]                        [_]                     [_]


2.   Proposal to amend the Employee Stock Purchase Plan of the Company to increase the maximum number of shares of the Company's common stock available for purchase under such plan.

                                                   FOR      AGAINST      ABSTAIN
                                                   [_]        [_]          [_]

3.   At the discretion of such Proxies on any other matter that may properly come before the meeting or any adjournment thereof.

I (WE) PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 27, 2001.      [_]

Please disregard if you have previously provided your consent decision.
                                                                                 [_]
By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents will be my responsibility.

Please sign exactly as your name appears hereon. Executors, administrators, guardians, and others signing in a fiduciary capacity should indicate such capacity when signing. If shares are held jointly, each holder should sign.
If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Date
    ----------------------------------------------------------------------

--------------------------------------------------------------------------
Signature(s)

--------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE


                                               Vote by Internet or Telephone or Mail
                                                   24 Hours a Day, 7 Days a Week

                Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

           Internet                                              Telephone                                         MAIL
http://www.proxyvoting.com/lii                                 1-800-840-1208
Use the Internet to vote your                          Use any touch-tone telephone to                      Mark, sign and date
proxy. Have your proxy card in                         vote your proxy. Have your proxy                       your proxy card
hand when you access the web               OR          card in hand when you call. You          OR                  and
site. You will be prompted to                          will be prompted to enter your                         return it in the
enter your control number,                             control number, located in the                       enclosed postage-paid
located in the box below, to                           box below, and then follow the                            envelope.
create and submit an electronic                         directions given.
ballot.


                                        If you vote your proxy by Internet or by telephone,
                                           you do NOT need to mail back your proxy card.




You can view the Annual Report and Proxy Statement on the internet at: www.lennoxinternational.com
(http://www.lennoxinternational.com)

                          LENNOX INTERNATIONAL INC.

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 27,2001

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The signatory of this Proxy, by execution on the reverse side of this Proxy, hereby appoints and constitutes John W. Norris, Jr. and Carl E. Edwards, Jr., and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Lennox Common Stock entitled to be voted by the signatory at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on April 27, 2001, or at any reconvened meeting after any adjournment or postponement thereof, on the matters set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Annual Meeting or any reconvened meeting after any adjournment or postponement thereof.

IMPORTANT - PLEASE SIGN AND DATE OF THE REVERSE SIDE AND RETURN PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE